UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2018

NORTHERN OIL AND GAS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Operational Update

In connection with its previously announced private offering of 8.50% Senior Secured Second Lien Notes due 2023 (the “Senior Secured Notes”), Northern Oil and Gas, Inc. (the “Company”) provided additional information to investors regarding its reserves, swap positions and certain pro forma financial statements as described below (including, where indicated, (i) assets acquired from affiliates of Pivotal Petroleum Partners LP and Pivotal Petroleum Partners II LP (the “Pivotal Acquisition”), namely Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP (together, the “Pivotal Entities”) and (ii) assets subject to our pending acquisition from WR Operating LLC (“W Energy”) that is expected to close no later than October 11, 2018).

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The following table provides a summary of certain information regarding our assets:

	Operational Data (as of June 30, 2018)			Reserves (as of June 30, 2018)
	Net Acres	Gross Wells	Net Wells	Proved Reserves (MMBoe) (2)	% Oil	% Proved Developed	PV-10 SEC Pricing (in thousands) (1)	PV-10 Strip Pricing (in thousands) (2)	PV-10 of PDP Reserves (in thousands) (2)
Northern Historical	142,248	3,510	248.3	87.4	81%	67%	1,175,633	1,187,475	767,342
Pivotal	444	334	20.8	8.3	83%	87%	144,344	149,236	108,475
W Energy	10,633	910	27.2	19.5	79%	60%	290,551	292,907	150,082

Total	153,325	4,408	296.3	115.2	81%	67%	1,610,528	1,629,618	1,025,899

(1)

PV-10 is a non-GAAP financial measure. The prices used to calculate this measure were $57.67 per barrel of oil (WTI-Cushing spot price) and $2.92 per MMBtu of natural gas (Henry Hub price), which prices were then further adjusted for transportation, quality and basis differentials.

(2)	The prices used to calculate this measure were based on NYMEX strip prices as of June 29, 2018.
(3)

The total gross wells reflects our total gross well count, pro forma for the Salt Creek Acquisition, Pivotal Acquisition and W Energy Acquisition, due to our holding a prior interest in 346 gross wells that were acquired.

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Our acreage position, as of June 30, 2018 is presented in the following table:

	Net Acres
Location	Developed	Undeveloped	Total	% Developed
North Dakota:
Mountrail County	26,506	923	27,429	97%
Dunn County	16,370	668	17,038	96%
McKenzie County	27,182	1,885	29,067	94%
Williams County	17,844	1,656	19,500	92%
Divide County	15,532	1,157	16,689	93%
Other	14,039	3,712	17,751	79%

North Dakota	117,473	10,001	127,474	92%
Montana	11,238	3,536	14,774	76%

Northern Historical	128,711	13,537	142,248	90%

Pivotal	444	—	444	100%
W Energy	10,592	41	10,633	100%

Total(1)	139,747	13,578	153,325	91%

(1)	Pro forma for the net acreage attributed to the Pivotal and W Energy acquisitions.

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The following table summarizes the open oil derivative contracts that we have entered into that settle after June 30, 2018, by year:

Open Contracts
Year	Swap Volume (Bbls)	Weighted Average Swap Price ($ per Bbl)
2018	2,858,760	60.53
2019	4,130,580	57.94
2020	2,013,080	53.82
2021 and beyond	631,600	55.67

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The unaudited pro forma financial statements of the Company for the year ended December 31, 2017 and six months ended June 30, 2018 and 2017, giving effect to the Pivotal Acquisitions and the acquisition of certain oil and gas properties and interests from W Energy, are furnished as Exhibit 99.1 and incorporated by reference herein.

The consolidated financial statements of W Energy for the year ended December 31, 2017 and the period from May 17, 2016 (inception) through December 31, 2016 are furnished as Exhibit 99.2 and incorporated by reference herein.

The consolidated financial statements of W Energy for the three and six month period ended June 30, 2018 and 2017 and the year ended December 31, 2017 are furnished as Exhibit 99.3 and incorporated by reference herein.

The statement of revenues and direct operating expenses of the Pivotal Entities for the year ended December 31, 2017 and six months ended June 30, 2018 and 2017 are furnished as Exhibit 99.4 and incorporated by reference herein.

The information in this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Financial Statements for the Year Ended December 31, 2017 and Six Months Ended June 30, 2018 and 2017.

99.2	Consolidated Financial Statements of W Energy for the Year Ended December 31, 2017 and the period from May 17, 2016 through December 31, 2016

99.3	Consolidated Financial Statements of W Energy for the Three and Six Month Periods Ended June 30, 2018 and 2017 and the Year Ended December 31, 2017

99.4	Statement of Revenue and Direct Operating Expenses of the Pivotal Entities for the Year Ended December 31, 2017 and Six Months Ended June 30, 2018 and 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2018	NORTHERN OIL AND GAS, INC.

	By	/s/ Erik J. Romslo
Erik J. Romslo Executive Vice President, General Counsel and Secretary